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Exhibit 2.n.3

Report of Independent Registered Public Accounting Firm on Financial
Statement Schedule

To the Board of Directors and Stockholders
of Gladstone Investment Corporation:

Our audits of the financial statements, of management's assessment of the effectiveness of internal control over financial reporting and of the effectiveness of internal control over financial reporting referred to in our report dated May 31, 2007 appearing in the Form 10-K of Gladstone Investment Corporation (which report, financial statements and assessment appear in this Registration Statement) also included an audit of the senior securities data included in the consolidated selected financial data included in this Registration Statement. In our opinion, the senior securities data presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

/s/ PricewaterhouseCoopers LLP
McLean, VA
May 31, 2007

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  Exhibit 2.n.3